NUMBER         THE   UNITS   REPRESENTED   BY  THIS           UNITS
                    CERTIFICATE   WILL   EXPIRE  AT  THE
                    CESSATION    OF   TRADING   AT   THE
                    DISCRETION  OF  THE   REPRESENTATIVE
                    AFTER EXPIRATION OF THIRTY DAYS FROM
                    ISSUANCE.

                         AMERITRANS CAPITAL CORPORATION
                                UNIT CERTIFICATE
                                                               CUSIP 03073H 30 6



                     EACH UNIT IS  COMPRISED  OF ONE SHARE
                     OF COMMON STOCK,  ONE SHARE OF 9 3/8%
                     PARTICIPATING   CUMULATIVE  PREFERRED
                     STOCK, SERIES A AND ONE WARRANT.


--------------------------------------------------------------------------------
    This certifies that





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or  registered  assigns is the  registered  holder (the  "Holder")  of the above number of units (the "Units"), each Unit consisting of one share of common stock, $.0001 par value (the "Common Stock"), one share of 9 3/8% Participating Cumulative Preferred Stock, Series A at a face value of $12.00, par value $.01 per share, (the "Participating Cumulative Preferred Stock"), and one Common Stock Purchase Warrant (the "Warrant") to purchase one share of the Common Stock of Ameritrans Capital Corporation, a Delaware corporation (the "Corporation"), at $6.70 per share, subject to adjustment. The Warrants shall become exercisable on (the "Initial Exercise Date") and expire on

          THE COMMON STOCK, PARTICIPATING CUMULATIVE PREFERRED STOCK, SERIES A AND WARRANT CONSTITUTING A UNIT ARE NOT SEPARATELY TRANSFERABLE UNTIL THIRTY
(30) DAYS AFTER THE INITIAL EXERCISE DATE. UNTIL THIRTY (30) DAYS AFTER THE INITIAL EXERCISE DATE (THE "SEPARATION DATE"), THE COMMON STOCK, PARTICIPATING CUMULATIVE PREFERRED STOCK, SERIES A, AND THE WARRANT CONSTITUTING A UNIT ARE TRANSFERABLE ONLY BY THE TRANSFER OF THIS UNIT CERTIFICATE ON THE SEPARATION DATE, WITHOUT ANY ACTION REQUIRED OF THE HOLDERS, THE CORPORATION, OR OTHER PARTIES, THIS UNIT CERTIFICATE MAY BE CANCELLED AT THE DISCRETION OF THE REPRESENTATIVE OF THE UNDERWRITERS (THE "REPRESENTATIVE"), AND THE HOLDER OF THE UNITS REPRESENTED BY THIS UNIT CERTIFICATE SHALL RECEIVE ONE SHARE OF COMMON STOCK, ONE SHARE OF PARTICIPATING CUMULATIVE PREFERRED STOCK, SERIES A, AND ONE WARRANT FOR EACH UNIT REPRESENTED HEREBY.

          The Cumulative Preferred Stock Series A underlying the Units are subject in all respects to the terms and conditions set forth in the Certificate of Designations of the Participating Cumulative Preferred Stock Series A (the
"Certificate of Designations"),  dated as of                , 2002. The Warrants
underlying the Units are subject in all respects to the terms and conditions set forth in the warrant agreement between the Corporation and Continental Stock Transfer & Trust Company as warrant agent (the "Agent"), dated as of , 2002 (the "Warrant Agreement").Copies of the Certificate of Designations and the Warrant Agreement are on file at the office of the Agent at 17 Battery Place South, 8th Floor, New York, New York 10004, and will be provided to the Holder without charge upon request.

          The Corporation can redeem the Warrants, in whole or in part, for $0.10 per Warrant at any time after the Initial Exercise Date on not less than thirty (30) days'notice, if the closing price of the Common Stock exceeds $8.70 per share for twenty (20) consecutive trading days.

          As soon after the Separation Date as is practicable, the Corporation shall cause the Agent to mail or otherwise deliver to the Holder at the close of business on the Separation Date, at the Holder's address as shown on the Unit register of the Company, a certificate or certificates (registered in the name of such Holder) for the shares of Common Stock, Participating Preferred Stock, and Warrants to which such Holder is entitled.

          By accepting a Unit Certificate bearing this endorsement and as part of the consideration for the issuance of this Unit Certificate, each Holder shall be bound by all the terms and provisions of the Certificate of Designations and the Warrant Agreement as fully and as effectively as if the Holder had signed the same.

          The Unit Certificate shall not be valid unless countersigned by the Agent.

          IN WITNESS WHEREOF, the Corporation has caused this Unit Certificate to be signed manually or by facsimile by two of its officers and a facsimile of its corporate seal to be imprinted herein.

                                                  AMERITRANS CAPITAL CORPORATION

                                                  /s/ Gary C. Granoff
                                                  ------------------------------
                                                  Gary C. Granoff, President


                                                  /s/ Margaret Chance
                           [SEAL]                 ------------------------------
                                                  Margaret Chance, Secretary
DATED

COUNTERSIGNED:
      CONTINENTAL STOCK TRANSFER & TRUST COMPANY
      17 Battery Place South - 8th
      Floor New York, New York
      10004

By:
   ------------------------------

                         AMERITRANS CAPITAL CORPORATION

       The Corporation will furnish without charge to each securityholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

       The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

       TEN COM - as tenants in common
       TEN ENT -as tenants by the entireties
       JT TEN  -as joint tenants with right of
                survivorship and not as tenants
                in common

UNIF GIFT MIN ACT- ______ Custodian_______
                  (Cust)          (Minor)
                  under Uniform Gifts to Minors
                  Act_________________________
                             (State)


UNIF TRAN MIN ACT-______Custodian______
                 (Cust)         (Minor)
                 under Uniform Gifts to Minors


     Additional abbreviations may also be used though not in the above list.

For Value Received,_______________________ hereby sell, assign and transfer unto


    PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------


-------------------------------------------



--------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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--------------------------------------------------------------------------------

---------------------------------------------------------------------------UNITS
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT


------------------------------------------------------------------------ATTORNEY
TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED
     -----------------------------        --------------------------------------
                                  NOTICE: THE  SIGNATURE(S)  TO THIS  ASSIGNMENT
                                          MUST  CORRESPOND  WITH THE  NAME(S) AS
                                          WRITTEN   UPON   THE   FACE   OF   THE
                                          CERTIFICATE   IN   EVERY   PARTICULAR,
                                          WITHOUT  ALTERATION OR  ENLARGEMENT OR
                                          ANY CHANGE WHATSOEVER.




                SIGNATURE(S) GUARANTEED:
                                          --------------------------------------
                                          THE SIGNATURE(S) MUST BE GUARANTEED BY
                                          AN  ELIGIBLE   GUARANTOR   INSTITUTION
                                          (BANKS, STOCKBROKERS, SAVINGS AND LOAN
                                          ASSOCIATIONS  AND CREDIT  UNIONS  WITH
                                          MEMBERSHIP  IN AN  APPROVED  SIGNATURE
                                          GUARANTEE MEDALLION PROGRAM), PURSUANT
                                          TO S.E.C.RULE 17Ad-15.






KEEP THIS CERTIFICATE IN A SAFE PLACE.IF IT IS LOST,STOLEN,MUTILATED OR DESTROYED,THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.